UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2012

SMF ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W. Cypress Creek Rd., Suite 400	Fort Lauderdale, Florida	33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 308-4200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 25, 2012 SMF Energy Corporation (the “Company”) and its subsidiaries, H & W Petroleum Company, Inc., and SMF Services, Inc. (collectively, the “Debtors”) conducted an auction for (i) certain assets (the “Texas Assets”) associated with the business of the Debtors in their various operating locations in the State of Texas and used in such operations as a going concern to Sun Coast Resources, Inc. (“Sun Coast”) pursuant to the asset purchase agreement dated April 27, 2012 (the “Sun Coast Purchase Agreement”) and (ii) certain Vehicles Outside Texas (as defined in the Purchase Agreements as defined below). At the conclusion of such auction, the Debtors determined that Sun Coast had the highest and best bid for the Texas Assets and certain Vehicles Outside Texas and that each of On-Site Fuel Service, Inc., Reladyne LLC and Leader D.O.T. Services Inc. (together with Sun Coast, the “Purchasers”) had made the highest and best offers on certain of the other Vehicles Outside Texas pursuant to certain asset purchase agreements (together with the Sun Coast Purchase Agreements, the “Purchase Agreements”) with each individual Purchaser.

On May 30, 2012, the United States Bankruptcy Court for the Southern District of Florida approved the proposed sales of the Texas Assets and the Vehicles Outside Texas to the respective Purchasers pursuant to the respective Purchase Agreements under the provisions of Section 363 of the United States Bankruptcy Code (the “Bankruptcy Code”). Thereafter, the Debtors consummated the closings of each such sale. The aggregate gross purchase price achieved by the Debtors in connection with the approved sales under Section 363 of the Bankruptcy Code was $10,751,150. In addition, the Debtors sold inventory in connection with the sale to Sun Coast for a purchase price of $1,792,474. The Company used a portion of the sale proceeds to repay its senior secured lender, Wells Fargo, NA.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Due to the Company's winding down of its operations in connection with its Bankruptcy, the board of directors of the Company terminated Mr. Robert W. Beard’s employment as President and Chief Operating Officer effective June 8, 2012 and Ms. Laura Patricia Messenbaugh’s employment as Vice President of Finance & Accounting, CAO and Principal Accounting Officer will terminate effective July 15, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2012	SMF ENERGY CORPORATION

	By:	\s\ Soneet R. Kapila
Soneet R. Kapila, Chief Restructuring Officer